QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-33772) pertaining to the Interactive Intelligence, Inc. 401(k) Savings Plan of our report dated June 18, 2001 with respect to the financial statements and schedules of the Interactive Intelligence, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

/s/ ERNST & YOUNG LLP

Indianapolis, Indiana
June 26, 2001

QuickLinks

CONSENT OF INDEPENDENT AUDITORS